UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 31, 2011

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34747	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive P.O. Box 3453 Sunnyvale, California 94088-3453 (Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) is being filed to amend the Form 8-K originally filed by Spansion Inc. (the “Company”) on June 3, 2011 (the “Original Report”). The Original Report was filed to report the results of the matters submitted to a vote at the Company’s annual meeting of stockholders held on May 31, 2011. The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will perform future non-binding, advisory votes on the compensation of our named executive officers. No other changes are being made to the Original Report.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company’s 2011 annual meeting of stockholders, the stockholders voted, on a non-binding, advisory basis, that a stockholder advisory vote on the compensation paid to the Company’s named executive officers should occur annually.

Based on these results, and consistent with the Company’s recommendation, the Company’s Board of Directors unanimously voted to adopt the recommendation of the stockholders that a stockholder advisory vote on the compensation paid to the Company’s named executive officers should occur annually, until such time that the frequency of the vote is next presented to its stockholders (which will be no later than the 2017 annual meeting of stockholders).

[Signature Page Follows]

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 19, 2011	SPANSION INC.

	By:	/s/ Randy W. Furr
	Name:	Randy W. Furr
	Title:	President and Chief Executive Officer